Exhibit No. 23.2
                       Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8(No. 333-461888, 333-71691, 333-47221) of NBTY, Inc.
of our report dated June 11, 2002 relating to the financial statement of the NBTY, Inc. Employees' Stock Ownership Plan, which appears in this Form 11-K.


/s/ Nussbaum Yates & Wolpow, P.C.

Nussbaum Yates & Wolpow, P.C.
Melville, New York
June 27, 2003